SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2006

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Company has entered into Change in Control and Severance Agreements effective July 11, 2006 with several of its officers, including Ernest S. Pinner, President, CEO and Chairman of the Board of Directors; James J. Antal, Senior Vice President, CFO and Corporate Secretary; George H. Carefoot, Senior Vice President, Treasurer and Chief Operations Officer; and its four subsidiary Bank Presidents, Thomas E. White, James S. Stalnaker, Jr., John C. Corbett and Timothy A. Pierson.

The form of the Change in Control and Severance Agreement for Messrs. Pinner and Antal is attached as Exhibit 10.1. Provisions in the Agreement include a change in control payment of 2.5 times the Executive’s annual base salary. The payment is due as of the date of change in control (i.e. single trigger event). The Executive may be entitled to an additional payment, “Gross-Up Amount,” if the Executive is subject to additional taxes within the meaning of Section 280G(b) of the Internal Revenue Code of 1986 (or any other amended or successor provisions) that is subject to the tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986 (or any other amended or successor provisions).

The form of the Change in Control and Severance Agreement for Messrs. Carefoot, White, Stalnaker, Corbett and Pierson is attached as Exhibit 10.2. The provisions in the Agreement include a potential change in control payment that provides that if within one year following a Change in Control the employment of the Executive is terminated (i) by Corporation or its subsidiaries, as the case may be, for any reason other than Cause (as defined), or (ii) by the Executive for Good Reason (as defined), then on or before the effectiveness of such termination, the Corporation shall pay the Executive 2.5 times the Executive’s annual base salary. The Executives included in this group will serve for one year following the change in control at the request of the acquirer as long as employment is not terminated by the Executive for Good Reason or by the employer for Cause. On the first day immediately following one year service after the Change in Control, the Executive has the option (one time option) to terminate his employment, for any reason, and to receive a lump sum cash payment equal to 2.5 times the Executive’s annual base salary. The Executives in this group may also receive an additional payment, “Gross-Up Amount,” if the Executive is subject to additional taxes within the meaning of Section 280G(b) of the Internal Revenue Code of 1986 (or any other amended or successor provisions) that is subject to the tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986 (or any other amended or successor provisions).

The Agreements end following the 2009 Annual Meeting of Shareholders, but automatically renew for subsequent three year periods ending on the first board of directors meeting immediately following every third annual shareholders’ meeting

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thereafter. The board of directors may terminate the Agreements on the first renewal date or any future renewal dates, unless the Company has commenced discussions that ultimately result in a Change of Control of the Company and the employment of the Executive is terminated for any reason other than Cause (in which event the Executive will be entitled to the severance payment). In addition, the Executive has no right to receive any severance or other benefits under Agreements if terminated for Cause as defined in the Agreements.

The foregoing discussion of the Agreements is subject to, and qualified in its entirety by reference to, the form of the Agreements attached to this Form 8-K as an exhibit.

Item 1.02. Termination of a Material Definitive Agreement

Effective with the execution of the Change in Control and Severance Agreements described in Item 1.01 above, the Board of Directors dissolved, cancelled and voided the change in control resolutions currently in place. A copy of said voided resolution is attached as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 10.1	Form of Change in Control and Severance Agreement for Ernest S. Pinner, President, CEO and Chairman of the Board and James J. Antal, Senior Vice President, CFO and Corporate Secretary.

Exhibit 10.2	Form of Change in Control and Severance Agreement for George H. Carefoot, Senior Vice President, Treasurer and Chief Operations Officer, and the Company’s four subsidiary bank Presidents Thomas E. White, James S. Stalnaker, Jr., John C. Corbett and Timothy A. Pierson.

Exhibit 10.3	Previous Change in Control Resolutions which were cancelled with the effectiveness of the current Change in Control and Severance Agreements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
President and Chief Executive Officer

Date: July 12, 2006

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